Exhibit 10.28

Amendment #1

The STANDARD FORM COMMERCIAL LEASE  (the “Agreement”) dated the 5th day of February in the year 2008, as between LiveWire Mobile, Inc. of 100 Crossing Boulevard, Framingham, MA 01702 USA (“LESSEE”) and FPK Realty LLC (the “LESSOR”) of 105 Bartlett Street, Marlborough, MA, is hereby amended (this “Amendment”) for the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted by both parties.  This Amendment is effective as of February 11th, 2008.

The following modifications are made to the Agreement:

Section 2. PREMISES:  The rentable square footage shall be modified from 25,390 rentable square feet in the original document to now read 30,000 rentable square feet.

Section 4. RENT shall be deleted in its entirety and replaced with the following language:

Section 4. RENT: During months 1-3 of the lease term, the LESSEE shall not be responsible for paying fixed rent.  During months 4-15 of the lease term, the LESSEE shall pay to the LESSOR fixed rent in advanced monthly installments of $29,062.50 (this equates to $15.50 per square foot for 22,500 square feet).  During months 16-27 of the lease term, the LESSEE shall pay to the LESSOR fixed rent in advanced monthly installments of $32,812.50 (this equates to $15.75 per square foot for 25,000 square feet).  During months 28-39 of the lease term, the LESSEE shall pay to the LESSOR fixed rent in advanced monthly installments of $40,000 (this equates to $16.00 per rentable square foot).  During months 40-51 of the lease term, the LESSEE shall pay to the LESSOR fixed rent in advanced monthly installments of $40,625.00 (this equates to $16.25 per rentable square foot).  During months 52-63 of the lease term, the LESSEE shall pay to the LESSOR fixed rent in advanced monthly installments of $41,250.00 (this equates to $16.50 per rentable square foot).  All rent shall be payable without offset or deduction.

All other terms and conditions in the Agreement shall remain in full force and effect.  In the event of a conflict between the Agreement and this Amendment, this Amendment shall prevail.

The Agreement, including this Amendment, is the entire understanding between the parties concerning the subject matter herein, and supersedes, waives, and rescinds all prior written or oral representations, negotiations, agreements or understandings with respect thereto.

This Agreement may be executed in multiple counterparts and when the respective signature pages are attached together, it will be the same as an original agreement.  The parties also agree that facsimile signatures will have the same binding force as original signatures.

IN WITNESS WHEREOF, the Company and NMS have caused this Amendment to be executed by their respective authorized representatives.

FPK Realty LLC		NMS COMMUNICATIONS CORPORATION
(LESSOR)		(LESSEE)

By:	/s/ Fred Daley	By:	/s/ Joel Hughes

Name:	Fred Daley	Name: Joel Hughes

Title:	President	Title: President

Date:	February 12, 2008	Date: February 11, 2008